Exhibit 23.1



                           CONSENT OF BDO SEIDMAN, LLP

Tel-Save Holdings, Inc.
New Hope, Pennsylvania

We hereby consent to the incorporation by reference in this Prospectus constituting a part of this Registration Statement of our reports dated February 5, 1998 relating to the consolidated financial statements and schedule of Tel-Save Holdings, Inc. and Subsidiaries (the "Company") appearing in the Company's Annual Report on Form 10-K for the year ended December 31, 1997.

We also consent to the reference to us under the caption "Experts" in the Prospectus.

/s/ BDO Seidman, LLP
--------------------
BDO Seidman, LLP

New York, New York

April 9, 1998



                                        1